Exhibit 99.1

Blackstone Reports Third Quarter 2011 Results

Economic Net Income was a loss of $342 million for the third quarter of 2011, down from net income of $339 million for the third quarter of 2010. Economic Net Income was $929 million for the nine months ended September 30, 2011, up 3% from 2010.

Distributable Earnings were $120 million for the third quarter of 2011, down from $166 million in the third quarter of 2010. Distributable Earnings were $501 million for the nine months ended September 30, 2011, up 8% from 2010.

GAAP Results Attributable to The Blackstone Group L.P. included a net loss of $275 million in the third quarter of 2011, compared to a net loss of $44 million in the third quarter of 2010, in each case including net IPO and acquisition-related accounting charges.

Fee-Earning Assets Under Management increased 27% to a record $133 billion at September 30, 2011, from $104 billion at September 30, 2010, while Total Assets Under Management increased 32% to $158 billion at September 30, 2011.

Blackstone’s GSO Capital Partners Acquires Harbourmaster Capital.

Blackstone declares a quarterly distribution of $0.10 per common unit.

New York, October 20, 2011: The Blackstone Group L.P. (NYSE: BX) today reported its third quarter 2011 results.

Economic Net Income (“ENI”) was a loss of $341.9 million for the third quarter of 2011, a decrease of $681.2 million compared to ENI for the third quarter of 2010. The decrease in ENI compared to the third quarter of 2010 was principally due to market-driven declines in the carrying value of assets as of September 30, 2011 across Blackstone’s investment segments, partially offset by an increase of $66.4 million, or 18%, in Management and Advisory Fees to $442.6 million for the third quarter of 2011. However, since September 30, 2011, U.S. and European markets have rebounded. ENI was $929.4 million for the nine months ended September 30, 2011, an increase of $24.5 million compared to ENI for the nine months ended September 30, 2010 of $904.9 million, primarily attributable to increases in Performance Fees net of applicable compensation and Total Management and Advisory Fees.

Driven both by net inflows and investment appreciation during the last year, Blackstone’s managed assets demonstrated consistently strong growth with Fee-Earning Assets Under Management rising to a record $132.9 billion and Total Assets Under Management rising to $157.7 billion at September 30, 2011. The Blackstone funds had $33.4 billion of committed but uninvested capital, or “dry powder”, at the end of the third quarter of 2011, a record level.

The Blackstone Group® L.P.

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212 583-5000

For the third quarter of 2011, Total Segment Revenues were $(140.3) million, down from $792.2 million in the third quarter of 2010, due to lower Performance Fees in the Private Equity, Real Estate and Credit Businesses segments and lower Investment Income. Total Management Fees increased to $442.6 million, up 18% from $376.2 million in the prior year’s third quarter, principally from the increase in Fee-Earning Assets Under Management.

Total Segment Expenses were $239.9 million for the third quarter of 2011, a decrease from $424.1 million for the third quarter of 2010, primarily due to the reversal of accruals for Performance Fee Compensation of $230.2 million to $(100.9) million for the third quarter of 2011. Compensation, excluding Performance Fee Compensation, was up 16% to $243.8 million principally as a result of increased personnel. Blackstone’s non-compensation expenses were up 15% from the third quarter of 2010 driven mostly by financing activities and occupancy costs related to continuing global expansion.

GAAP results for the third quarter of 2011 included Revenues of $(124.1) million, compared to $784.0 million for the third quarter of 2010, and Net Loss Attributable to The Blackstone Group L.P. of $274.6 million, compared to a net loss of $44.4 million for the third quarter of 2010.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “The third quarter presented extremely challenging market conditions, dominated by risk aversion and volatility. While our earnings were not immune to the sharp downward trajectory of global markets, our limited partner investors affirmed their confidence in our world-leading businesses and increased their share of funds with us. We reported net inflows in all of our businesses and grew fee-earning assets under management to a firm record $133 billion, up nearly 30% year over year. During the quarter we capitalized on the significant dislocation in the market and invested $4.8 billion in total capital, our highest level of investment activity since 2007, sowing the seeds for strong future returns.”

The table below details Blackstone’s ENI, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the three and nine months ended September 30, 2011 and 2010. ENI, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains (losses), but excludes IPO and acquisition-related accounting charges.

	As of and for the Three Months Ended September 30,		Variance		Nine Months Ended September 30,		Variance
	2011	2010	$	%	2011	2010	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income (Loss), Total Segments	$(380,183)	$368,091	$(748,274)	N/M	$1,084,854	$974,664	$110,190	11%
Provision (Benefit) for Income Taxes (a)	(38,258)	28,812	(67,070)	N/M	155,416	69,752	85,664	123%

Economic Net Income (Loss), After Taxes	$(341,925)	$339,279	$(681,204)	N/M	$929,438	$904,912	$24,526	3%

Economic Net Income (Loss), After Taxes per Adjusted Unit (b)	$(0.31)	$0.31	$(0.62)	N/M	$0.84	$0.82	$0.02	2%

Net Fee Related Earnings from Operations	$102,009	$112,914	$(10,905)	-10%	$332,406	$319,574	$12,832	4%

Distributable Earnings	$120,112	$166,316	$(46,204)	-28%	$501,193	$462,587	$38,606	8%

Distributable Earnings per Common Unit (c)	$0.10	$0.15	$(0.05)	-33%	$0.43	$0.42	$0.01	2%

Fee-Earning Assets Under Management:
Private Equity	$37,006,024	$24,311,443	$12,694,581	52%
Real Estate	29,981,920	24,345,161	5,636,759	23%
Hedge Fund Solutions	37,231,013	31,760,599	5,470,414	17%
Credit Businesses	28,715,420	23,875,979	4,839,441	20%

Total Fee-Earning Assets Under Management	$132,934,377	$104,293,182	$28,641,195	27%

(a)	Represents the implied provision for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.

(b)	Adjusted Units represents the weighted-average unit count for Economic Net Income purposes. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.

(c)	See Exhibit 4 for the calculation of Distributable Earnings Units Outstanding.

SEGMENT REVIEW

Private Equity

Private Equity had revenues of $(285.1) million for the third quarter of 2011 compared to $214.9 million in 2010. Revenues were $387.9 million for the nine months ended September 30, 2011, compared with revenues of $575.6 million in the same period of 2010. The decrease from the third quarter of 2010 was principally due to decreases in Performance Fees and Investment Income of $378.3 million and $141.6 million, respectively.

The carrying value of assets in contributed Private Equity funds declined by 10.9% for the third quarter of 2011. The carrying value of the segment’s publicly held investments was reduced due to a significant drop in global equities markets during the quarter and lower values of foreign currencies in relation to the U.S. dollar. The segment’s privately held investments declined in carrying value to a lesser extent due to continued strong operating performance of the underlying portfolio companies. For the first two quarters of 2011, the latest available quarterly financial information, growth in revenue and EBITDA of the portfolio companies averaged approximately 12% and 10%, respectively. Private Equity’s portfolio companies continue to exhibit generally positive revenue and earnings growth. As of September 30, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, for Blackstone’s contributed Private Equity funds was 1.4 times investors’ original investments. On a realized/partially realized basis, this multiple was 2.3 times investors’ original investments.

Economic Net Income was a loss of $319.5 million for the third quarter of 2011, down from income of $111.9 million for the third quarter of 2010, primarily a result of lower Performance Fees and Investment Income.

Fee-Earning Assets Under Management were $37.0 billion compared to $24.3 billion in the third quarter of 2010 principally due to the commencement of the investment period for BCP VI.

Dry powder for Private Equity, which is inclusive of amounts related to BCP VI, was $16.9 billion as of September 30, 2011. Limited Partner Capital Invested during the third quarter of 2011 totaled $1.4 billion, an increase from $678.9 million during the third quarter of 2010. Blackstone’s Private Equity segment’s funds had $689.8 million of Limited Partner Capital committed to transactions which had not yet closed as of September 30, 2011.

Real Estate

Real Estate had revenues of $(15.2) million for the third quarter of 2011, compared with revenues of $257.8 million for the third quarter of 2010. Real Estate had nine-month revenues of $1.2 billion, compared with revenues of $618.4 million in the same period of 2010. The decrease from the third quarter of 2010 was principally due to decreases in Performance Fees and Investment Income of $189.8 million and $104.9 million, respectively.

The carrying value of assets in contributed Real Estate funds, including co-investments, increased 0.1% for the third quarter of 2011. The segment’s properties continued to demonstrate solid growth in revenue and net operating income. For the third quarter of 2011, RevPAR (Revenue per Available Room) of Blackstone’s investments increased between 6% and 8% year over year. Occupancy levels and rental rates within the office portfolio increased 130 basis points and 11%, respectively, compared to the prior year. In addition, retail sales in mall investments were up 8% and leasing activity increased 40% at the grocery anchored strip centers, compared to the prior year. The decrease in Performance Fees and Investment Income was primarily related to the decline in the public markets, which impacted the segment’s public stock holdings and certain hospitality investments along with the negative impact of foreign exchange. Offsetting these factors was an increase in the value of the retail portfolio. A material portion of the decrease in Performance Fees was due to the reversal of previously recognized profit allocations, amplified by the “catch-up” provisions of the funds. As of September 30, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s Real Estate funds represented 1.4 times investors’ original investment. On a realized/partially realized basis, this multiple was 2.2 times investors’ original investments.

ENI for the Real Estate segment was a loss of $65.7 million for the third quarter of 2011 compared to income of $148.0 million for the third quarter of 2010, driven principally by the decrease in Performance Fees and Investment Income.

Fee-Earning Assets Under Management were $30.0 billion compared to $24.3 billion for the third quarter of 2010. Fee-Earning Assets Under Management increased in the third quarter of 2011 principally due to Blackstone’s next major real estate fund, BREP VII, which had its first closing of $4 billion of committed capital in August 2011.

Dry powder for Real Estate, which is inclusive of amounts related to BREP VII, was $10.1 billion as of September 30, 2011. Limited Partner Capital Invested during the third quarter of 2011 was $1.7 billion, up from $689.0 million during the third quarter of 2010. Blackstone’s Real Estate segment’s funds had $264.9 million of Limited Partner Capital committed to transactions which had not yet closed as of September 30, 2011.

Hedge Fund Solutions

Hedge Fund Solutions had revenues of $57.2 million for the third quarter of 2011, compared with revenues of $94.6 million for the third quarter of 2010. The decrease in revenues from the third quarter of 2010 was principally due to decreases in Performance Fees and Investment Income of $29.1 million and $17.9 million, respectively, partially offset by an increase in Total Management Fees of 14% to $79.8 million for the third quarter of 2011. Hedge Fund Solutions had nine-month revenues of $247.2 million, compared with revenues of $247.6 million in the same period of 2010.

The returns for the underlying assets for Blackstone’s Hedge Fund Solutions’ funds were negative 4.1% for the third quarter of 2011, a result of the return of turbulent markets.

ENI for the Hedge Funds Solutions segment decreased by 67% to $16.5 million for the third quarter of 2011 compared to $49.4 million for the third quarter of 2010, driven principally by the decreases in Performance Fees and Investment Income.

Fee-Earning Assets Under Management for the segment grew 17% to $37.2 billion from $31.8 billion at the end of the third quarter of 2010. The increase from the prior year period was principally due to net inflows across the segment. Net inflows for Blackstone’s Hedge Fund Solutions business came primarily from its commingled and customized investment products, hedge fund manager seeding platform and long only solutions business. Hedge Fund Solutions had $2.4 billion of net inflows of Fee-Earning Assets Under Management for the third quarter of 2011, bringing year to date net fee-earning inflows to $6.1 billion.

Credit Businesses

Credit Businesses had revenues of $15.4 million for the third quarter of 2011, compared with revenues of $137.1 million for the third quarter of 2010. The decrease from the third quarter of 2010 was due to a decrease in Performance Fees to $(40.3) million for the third quarter of 2011, partially offset by an increase in Total Management Fees of 17% to $59.5 million driven by an increase in Fee-Earning Assets Under Management. Credit Businesses had nine-month revenues of $269.9 million, compared with revenues of $313.1 million in the same period of 2010. The net decrease from 2010 was driven by the same reasons noted above.

The returns of the underlying assets for Blackstone’s credit-oriented businesses for the third quarter of 2011 was negative 5.0% for the hedge funds, negative 9.9% for the rescue lending funds, due in each case to broad declines in public debt markets, and positive 7.1% for the mezzanine funds due primarily to favorable realizations of certain investments.

ENI for the Credit Businesses segment was a loss of $17.0 million for the third quarter of 2011 compared to income of $54.9 million for the third quarter of 2010, driven principally by the decrease in Performance Fees.

Fee-Earning Assets Under Management for the segment increased 20%, or $4.8 billion, to $28.7 billion from $23.9 billion for the third quarter of 2010. Of the $4.8 billion increase, the long only platform had its strongest year over year growth including the acquisition of Allied Irish Bank’s CLOs in the second quarter of 2011. Also driving the increase in Fee-Earning Assets Under Management was $1.3 billion of Limited Partner Capital Deployed from the mezzanine funds and rescue lending funds in the third quarter of 2011.

Dry powder of drawdown funds for the Credit Businesses segment was $4.7 billion as of September 30, 2011.

On October 6, 2011, GSO Capital Partners LP (“GSO”), the global credit platform of Blackstone, announced the acquisition of Harbourmaster Capital, a European leveraged loan manager and adviser with $10.3 billion of Assets Under Management as of September 30, 2011. The Harbourmaster Capital Dublin-based team will continue to support the Harbourmaster funds, and will form a combined platform with GSO’s existing European leveraged loan business to develop new European focused funds for their global investor base. As of September 30, 2011, the combined GSO and Harbourmaster European leveraged loan platform would have been $15.2 billion in Assets Under Management supported by a combined team of 40 professionals in both Dublin and London. The transaction is expected to close in early 2012 following regulatory and certain third party approvals.

Financial Advisory

Revenues were relatively flat at $87.4 million for the third quarter of 2011 compared to $87.7 million for the third quarter of 2010. Revenues were $264.6 million for the nine months ended September 30, 2011, a decrease from $300.8 million in the same period of 2010.

ENI was $5.6 million for the third quarter of 2011 compared to $3.9 million for the third quarter of 2010.

CAPITAL AND LIQUIDITY

As of September 30, 2011, Blackstone had $1.8 billion in cash, Treasury cash management strategies and liquid Blackstone funds. Long-term debt totaled $1.0 billion in borrowings from the 2010 and 2009 bond issuances. Blackstone has no borrowings outstanding against its $1 billion revolving credit facility.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on November 15, 2011. This distribution will be paid on November 30, 2011.

Blackstone’s general partner maintains the right to determine the amount to be distributed from The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. The aggregate amounts of Blackstone’s distributions to unitholders will typically be less than its Distributable Earnings for that year.

Although for calendar 2010 Blackstone distributed substantially all of its net after-tax annual Distributable Earnings, Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of annual Distributable Earnings less the amount of its realized investment gains. This determination was made based on the continued pace of organic and inorganic growth and the potential for further strategic initiatives and the retained amount will be used for those purposes. The retained cash will be deducted from the fourth quarter distribution which is made in the first quarter of the ensuing calendar year. Distributions for the first three quarters will remain unchanged at $0.10 per unit. All distributions are subject to Blackstone’s discretion to retain additional amounts from the amount of annual Distributable Earnings to be distributed as described above.

Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. As such, the distributions for the first three quarters are expected to be smaller than the final quarterly distribution in respect of such year. For the fourth quarter of 2011 Blackstone expects to pay the remaining amount of the year’s Distributable Earnings less realized investment gains.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of fiscal 2011 and subsequent years are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on October 20, 2011 at 11:00 a.m. ET to discuss third quarter 2011 results. The conference call can be accessed by dialing (877) 261-8937 (U.S. domestic) or +1 (857) 244-7415 (international) pass code 14994355. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 60737059, beginning approximately two hours after the event.

Blackstone expects to host a conference call to report its 2011 fourth quarter and full year results on February 2, 2012.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies they invest in, the companies they advise and the broader global economy. Blackstone does this through the commitment of their extraordinary people and flexible capital. Their alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow us on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1a. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended September 30,
	2011	2010
Revenues
Management and Advisory Fees	$425,193	$362,521

Performance Fees
Realized	6,605	66,142
Unrealized	(462,902)	199,824

Total Performance Fees	(456,297)	265,966

Investment Income (Loss)
Realized	45,596	13,542
Unrealized	(145,990)	127,428

Total Investment Income (Loss)	(100,394)	140,970

Interest and Dividend Revenue	9,085	10,075
Other	(1,666)	4,468

Total Revenues	(124,079)	784,000

Expenses
Compensation and Benefits
Compensation	494,478	664,004
Performance Fee Compensation
Realized	10,542	24,962
Unrealized	(111,435)	104,324

Total Compensation and Benefits	393,585	793,290
General, Administrative and Other	124,929	114,291
Interest Expense	13,785	11,766
Fund Expenses	8,635	6,422

Total Expenses	540,934	925,769

Other Income
Net Gains (Losses) from Fund Investment Activities	(329,399)	285,071

Income (Loss) Before Benefit for Taxes	(994,412)	143,302
Benefit for Taxes	7,637	4,225

Net Income (Loss)	(986,775)	147,527
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(44,776)	23,623
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(265,353)	242,723
Net Loss Attributable to Non-Controlling Interests in Blackstone Holdings	(402,079)	(74,461)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(274,567)	$(44,358)

Net Income (Loss) per Common Unit, Basic and Diluted	$(0.56)	$(0.12)

THE BLACKSTONE GROUP L.P.

Exhibit 1b. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Nine Months Ended September 30,
	2011	2010
Revenues
Management and Advisory Fees	$1,335,971	$1,123,403

Performance Fees
Realized	164,571	171,941
Unrealized	659,987	312,304

Total Performance Fees	824,558	484,245

Investment Income
Realized	77,682	29,493
Unrealized	70,116	371,691

Total Investment Income	147,798	401,184

Interest and Dividend Revenue	27,423	25,922
Other	1,721	573

Total Revenues	2,337,471	2,035,327

Expenses
Compensation and Benefits
Compensation	1,853,393	2,556,665
Performance Fee Compensation
Realized	52,797	55,582
Unrealized	169,188	158,032

Total Compensation and Benefits	2,075,378	2,770,279
General, Administrative and Other	380,433	341,853
Interest Expense	41,773	26,633
Fund Expenses	19,045	15,484

Total Expenses	2,516,629	3,154,249

Other Income
Net Gains (Losses) from Fund Investment Activities	(449,244)	397,625

Income (Loss) Before Provision for Taxes	(628,402)	(721,297)
Provision for Taxes	95,412	24,802

Net Income (Loss)	(723,814)	(746,099)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(22,891)	47,171
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(450,842)	320,816
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(104,455)	(755,031)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(145,626)	$(359,055)

Net Income (Loss) per Common Unit, Basic and Diluted	$(0.31)	$(1.02)

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Economic Net Income, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$251,971	$262,914	$269,434	$285,152	$305,587	$316,474	$322,371	$52,937	20%	$784,319	$944,432
Advisory Fees	76,568	134,099	84,541	130,932	70,252	102,243	86,178	1,637	2%	295,208	258,673
Transaction and Other Fees, Net *	35,260	20,617	22,948	58,923	58,363	103,561	41,793	18,845	82%	78,825	203,717
Management Fee Offsets **	(1,178)	(179)	(674)	(282)	(8,536)	(8,675)	(7,703)	(7,029)	N/M	(2,031)	(24,914)

Total Management and Advisory Fees	362,621	417,451	376,249	474,725	425,666	513,603	442,639	66,390	18%	1,156,321	1,381,908

Performance Fees
Realized	53,881	46,374	66,039	195,369	95,600	60,215	7,897	(58,142)	88%	166,294	163,712
Unrealized	132,333	(20,738)	192,745	260,286	505,197	612,843	(465,176)	(657,921)	N/M	304,340	652,864

Total Performance Fees	186,214	25,636	258,784	455,655	600,797	673,058	(457,279)	(716,063)	N/M	470,634	816,576

Investment Income (Loss)
Realized	5,307	15,721	14,276	11,611	23,499	30,732	31,647	17,371	122%	35,304	85,878
Unrealized	151,521	87,186	128,247	134,680	102,577	106,837	(165,753)	(294,000)	N/M	366,954	43,661

Total Investment Income (Loss)	156,828	102,907	142,523	146,291	126,076	137,569	(134,106)	(276,629)	N/M	402,258	129,539
Interest Income and Dividend Revenue	8,690	6,930	10,187	10,289	9,448	9,283	10,110	(77)	-1%	25,807	28,841
Other	(3,250)	(644)	4,468	(1,192)	2,259	1,128	(1,667)	(6,135)	N/M	574	1,720

Total Revenues	711,103	552,280	792,211	1,085,768	1,164,246	1,334,641	(140,303)	(932,514)	N/M	2,055,594	2,358,584

Expenses
Compensation and Benefits
Compensation	190,637	220,662	210,582	237,233	229,898	278,738	243,840	33,258	16%	621,881	752,476
Performance Fee Compensation
Realized	7,741	22,879	24,962	72,734	14,543	27,711	10,543	(14,419)	58%	55,582	52,797
Unrealized	54,600	(892)	104,323	70,615	162,525	118,097	(111,435)	(215,758)	N/M	158,031	169,187

Total Compensation and Benefits	252,978	242,649	339,867	380,582	406,966	424,546	142,948	(196,919)	-58%	835,494	974,460
Other Operating Expenses	73,023	88,160	84,253	99,080	102,975	99,363	96,932	12,679	15%	245,436	299,270

Total Expenses	326,001	330,809	424,120	479,662	509,941	523,909	239,880	(184,240)	-43%	1,080,930	1,273,730

Total Economic Net Income (Loss)	$385,102	$221,471	$368,091	$606,106	$654,305	$810,732	$(380,183)	$(748,274)	N/M	$974,664	$1,084,854

Total Net Fee Related Earnings from Operations	$98,745	$107,915	$112,914	$122,740	$93,180	$137,217	$102,009	$(10,905)	-10%	$319,574	$332,406

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.

**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Private Equity
Revenues
Management Fees
Base Management Fees	$65,432	$66,795	$66,077	$65,003	$79,935	$82,297	$85,534	$19,457	29%	$198,304	$247,766
Transaction and Other Fees, Net *	31,972	16,367	13,348	10,556	35,342	52,353	21,430	8,082	61%	61,687	109,125
Management Fee Offsets **	—	—	(91)	(97)	(7,889)	(7,629)	(6,498)	(6,407)	N/M	(91)	(22,016)

Total Management Fees	97,404	83,162	79,334	75,462	107,388	127,021	100,466	21,132	27%	259,900	334,875

Performance Fees
Realized	46,175	1,106	44,814	64,774	82,389	1,362	(17,966)	(62,780)	N/M	92,095	65,785
Unrealized	45,549	(24,020)	45,499	84,466	32,537	187,190	(270,014)	(315,513)	N/M	67,028	(50,287)

Total Performance Fees	91,724	(22,914)	90,313	149,240	114,926	188,552	(287,980)	(378,293)	N/M	159,123	15,498

Investment Income (Loss)
Realized	(495)	3,141	9,940	2,746	17,907	3,021	20,548	10,608	107%	12,586	41,476
Unrealized	84,684	17,275	30,491	20,838	29,126	76,947	(121,688)	(152,179)	N/M	132,450	(15,615)

Total Investment Income (Loss)	84,189	20,416	40,431	23,584	47,033	79,968	(101,140)	(141,571)	N/M	145,036	25,861
Interest Income and Dividend Revenue	3,428	2,728	3,802	4,086	3,505	3,197	3,396	(406)	-11%	9,958	10,098
Other	100	460	1,061	400	811	665	141	(920)	-87%	1,621	1,617

Total Revenues	276,845	83,852	214,941	252,772	273,663	399,403	(285,117)	(500,058)	N/M	575,638	387,949

Expenses
Compensation and Benefits
Compensation	46,910	46,612	47,552	38,271	56,254	66,694	54,220	6,668	14%	141,074	177,168
Performance Fee Compensation
Realized	6,005	128	10,783	15,711	7,718	49	(2,443)	(13,226)	N/M	16,916	5,324
Unrealized	6,344	(10,296)	18,306	6,966	5,464	29,309	(44,955)	(63,261)	N/M	14,354	(10,182)

Total Compensation and Benefits	59,259	36,444	76,641	60,948	69,436	96,052	6,822	(69,819)	-91%	172,344	172,310
Other Operating Expenses	24,431	28,677	26,359	30,122	28,713	30,124	27,588	1,229	5%	79,467	86,425

Total Expenses	83,690	65,121	103,000	91,070	98,149	126,176	34,410	(68,590)	-67%	251,811	258,735

Economic Net Income (Loss)	$193,155	$18,731	$111,941	$161,702	$175,514	$273,227	$(319,527)	$(431,468)	N/M	$323,827	$129,214

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Real Estate
Revenues
Management Fees
Base Management Fees	$83,060	$82,916	$83,232	$89,220	$95,439	$97,467	$97,925	$14,693	18%	$249,208	$290,831
Transaction and Other Fees, Net *	1,942	2,979	8,538	46,455	21,543	49,288	19,551	11,013	129%	13,459	90,382
Management Fee Offsets **	(489)	(110)	(401)	(71)	(505)	(745)	(880)	(479)	-119%	(1,000)	(2,130)

Total Management Fees	84,513	85,785	91,369	135,604	116,477	146,010	116,596	25,227	28%	261,667	379,083

Performance Fees
Realized	5,948	16,319	5,010	13,011	2,593	20,832	5,308	298	6%	27,277	28,733
Unrealized	11,391	21,117	69,910	154,553	368,104	429,458	(120,176)	(190,086)	N/M	102,418	677,386

Total Performance Fees	17,339	37,436	74,920	167,564	370,697	450,290	(114,868)	(189,788)	N/M	129,695	706,119

Investment Income (Loss)
Realized	2,632	3,900	2,159	2,560	2,919	11,394	7,313	5,154	N/M	8,691	21,626
Unrealized	46,892	79,543	83,968	108,576	61,406	37,332	(26,060)	(110,028)	N/M	210,403	72,678

Total Investment Income (Loss)	49,524	83,443	86,127	111,136	64,325	48,726	(18,747)	(104,874)	N/M	219,094	94,304
Interest Income and Dividend Revenue	2,718	2,178	3,026	3,251	3,288	2,989	3,195	169	6%	7,922	9,472
Other	(1,876)	(390)	2,330	(400)	860	515	(1,390)	(3,720)	N/M	64	(15)

Total Revenues	152,218	208,452	257,772	417,155	555,647	648,530	(15,214)	(272,986)	N/M	618,442	1,188,963

Expenses
Compensation and Benefits
Compensation	40,150	44,528	43,219	55,280	58,501	71,618	55,259	12,040	28%	127,897	185,378
Performance Fee Compensation
Realized	1,524	8,895	1,806	3,619	1,230	9,382	2,251	445	25%	12,225	12,863
Unrealized	6,937	15,999	46,182	53,746	106,501	91,021	(30,510)	(76,692)	N/M	69,118	167,012

Total Compensation and Benefits	48,611	69,422	91,207	112,645	166,232	172,021	27,000	(64,207)	-70%	209,240	365,253
Other Operating Expenses	14,290	17,647	18,584	23,668	28,366	22,971	23,495	4,911	26%	50,521	74,832

Total Expenses	62,901	87,069	109,791	136,313	194,598	194,992	50,495	(59,296)	-54%	259,761	440,085

Economic Net Income (Loss)	$89,317	$121,383	$147,981	$280,842	$361,049	$453,538	$(65,709)	$(213,690)	N/M	$358,681	$748,878

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.

**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Hedge Fund Solutions
Revenues
Management Fees
Base Management Fees	$63,866	$65,533	$69,305	$74,069	$75,612	$79,290	$79,355	$10,050	15%	$198,704	$234,257
Transaction and Other Fees, Net *	809	870	846	1,047	727	861	740	(106)	-13%	2,525	2,328
Management Fee Offsets **	—	(72)	(163)	(95)	(124)	(196)	(258)	(95)	-58%	(235)	(578)

Total Management Fees	64,675	66,331	69,988	75,021	76,215	79,955	79,837	9,849	14%	200,994	236,007

Performance Fees
Realized	2,117	1,021	872	52,616	893	667	5,764	4,892	N/M	4,010	7,324
Unrealized	10,413	(2,596)	14,137	(18,972)	19,253	3,441	(19,861)	(33,998)	N/M	21,954	2,833

Total Performance Fees	12,530	(1,575)	15,009	33,644	20,146	4,108	(14,097)	(29,106)	N/M	25,964	10,157

Investment Income (Loss)
Realized	(250)	5,438	1,050	3,580	1,341	12,855	1,023	(27)	-3%	6,238	15,219
Unrealized	11,880	(6,749)	7,831	6,399	7,120	(12,864)	(10,034)	(17,865)	N/M	12,962	(15,778)

Total Investment Income (Loss)	11,630	(1,311)	8,881	9,979	8,461	(9)	(9,011)	(17,892)	N/M	19,200	(559)
Interest Income and Dividend Revenue	475	353	498	543	516	472	500	2	0%	1,326	1,488
Other	(83)	(40)	270	(50)	104	(38)	18	(252)	-93%	147	84

Total Revenues	89,227	63,758	94,646	119,137	105,442	84,488	57,247	(37,399)	-40%	247,631	247,177

Expenses
Compensation and Benefits
Compensation	20,742	26,388	24,506	23,750	28,657	32,288	31,319	6,813	28%	71,636	92,264
Performance Fee Compensation
Realized	771	356	3,313	16,193	300	253	2,257	(1,056)	-32%	4,440	2,810
Unrealized	3,783	(977)	5,075	(6,814)	5,358	2,955	(7,214)	(12,289)	N/M	7,881	1,099

Total Compensation and Benefits	25,296	25,767	32,894	33,129	34,315	35,496	26,362	(6,532)	-20%	83,957	96,173
Other Operating Expenses	11,285	12,353	12,388	15,334	13,008	16,075	14,421	2,033	16%	36,026	43,504

Total Expenses	36,581	38,120	45,282	48,463	47,323	51,571	40,783	(4,499)	-10%	119,983	139,677

Economic Net Income	$52,646	$25,638	$49,364	$70,674	$58,119	$32,917	$16,464	$(32,900)	-67%	$127,648	$107,500

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.

**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Credit Businesses
Revenues
Management Fees
Base Management Fees	$39,613	$47,670	$50,820	$56,860	$54,601	$57,420	$59,557	$8,737	17%	$138,103	$171,578
Transaction and Other Fees, Net *	536	299	216	606	745	849	(26)	(242)	N/M	1,051	1,568
Management Fee Offsets **	(689)	3	(19)	(19)	(18)	(105)	(67)	(48)	N/M	(705)	(190)

Total Management Fees	39,460	47,972	51,017	57,447	55,328	58,164	59,464	8,447	17%	138,449	172,956

Performance Fees
Realized	(359)	27,928	15,343	64,968	9,725	37,354	14,791	(552)	-4%	42,912	61,870
Unrealized	64,980	(15,239)	63,199	40,239	85,303	(7,246)	(55,125)	(118,324)	N/M	112,940	22,932

Total Performance Fees	64,621	12,689	78,542	105,207	95,028	30,108	(40,334)	(118,876)	N/M	155,852	84,802

Investment Income (Loss)
Realized	3,233	3,291	658	2,518	1,235	3,236	2,807	2,149	N/M	7,182	7,278
Unrealized	7,835	(3,444)	5,350	(269)	4,532	5,437	(7,800)	(13,150)	N/M	9,741	2,169

Total Investment Income (Loss)	11,068	(153)	6,008	2,249	5,767	8,673	(4,993)	(11,001)	N/M	16,923	9,447
Interest Income and Dividend Revenue	673	403	1,252	710	453	902	1,404	152	12%	2,328	2,759
Other	(459)	(332)	330	(27)	98	(47)	(132)	(462)	N/M	(461)	(81)

Total Revenues	115,363	60,579	137,149	165,586	156,674	97,800	15,409	(121,740)	-89%	313,091	269,883

Expenses
Compensation and Benefits
Compensation	28,343	26,982	28,774	39,158	30,325	34,170	41,512	12,738	44%	84,099	106,007
Performance Fee Compensation
Realized	(559)	13,500	9,060	37,211	5,295	18,027	8,478	(582)	-6%	22,001	31,800
Unrealized	37,536	(5,618)	34,760	16,717	45,202	(5,188)	(28,756)	(63,516)	N/M	66,678	11,258

Total Compensation and Benefits	65,320	34,864	72,594	93,086	80,822	47,009	21,234	(51,360)	-71%	172,778	149,065
Other Operating Expenses	8,290	12,167	9,669	8,980	15,357	10,226	11,210	1,541	16%	30,126	36,793

Total Expenses	73,610	47,031	82,263	102,066	96,179	57,235	32,444	(49,819)	-61%	202,904	185,858

Economic Net Income (Loss)	$41,753	$13,548	$54,886	$63,520	$60,495	$40,565	$(17,035)	$(71,921)	N/M	$110,187	$84,025

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.

**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
								Sep 30, 2011 vs. Sep 30, 2010
	Mar 31, 2010	Jun 30, 2010	Sep 30, 2010	Dec 31, 2010	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	$	%	Sep 30, 2010	Sep 30, 2011
Financial Advisory
Revenues
Advisory Fees	$76,568	$134,099	$84,541	$130,932	$70,252	$102,243	$86,178	$1,637	2%	$295,208	$258,673
Transaction and Other Fees, Net	1	102	—	259	6	210	98	98	N/M	103	314

Total Advisory and Transaction Fees	76,569	134,201	84,541	131,191	70,258	102,453	86,276	1,735	2%	295,311	258,987

Investment Income (Loss)
Realized	187	(49)	469	207	97	226	(44)	(513)	N/M	607	279
Unrealized	230	561	607	(864)	393	(15)	(171)	(778)	N/M	1,398	207

Total Investment Income (Loss)	417	512	1,076	(657)	490	211	(215)	(1,291)	N/M	2,005	486
Interest Income and Dividend Revenue	1,396	1,268	1,609	1,699	1,686	1,723	1,615	6	0%	4,273	5,024
Other	(932)	(342)	477	(1,115)	386	33	(304)	(781)	N/M	(797)	115

Total Revenues	77,450	135,639	87,703	131,118	72,820	104,420	87,372	(331)	0%	300,792	264,612

Expenses
Compensation and Benefits
Compensation	54,492	76,152	66,531	80,774	56,161	73,968	61,530	(5,001)	-8%	197,175	191,659

Total Compensation and Benefits	54,492	76,152	66,531	80,774	56,161	73,968	61,530	(5,001)	-8%	197,175	191,659
Other Operating Expenses	14,727	17,316	17,253	20,976	17,531	19,967	20,218	2,965	17%	49,296	57,716

Total Expenses	69,219	93,468	83,784	101,750	73,692	93,935	81,748	(2,036)	-2%	246,471	249,375

Economic Net Income (Loss)	$8,231	$42,171	$3,919	$29,368	$(872)	$10,485	$5,624	$1,705	44%	$54,321	$15,237

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments, Economic Net Income (Loss), of Total Segments, Economic Net Income (Loss) to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

	Three Months Ended							Nine Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2010	September 30, 2011
Income (Loss) Before Provision (Benefit) for Taxes	$(227,671)	$(636,928)	$143,302	$198,643	$117,214	$248,796	$(994,412)	$(721,297)	$(628,402)
IPO and Acquisition-Related Charges (a)	726,722	749,930	438,568	453,975	421,861	424,483	258,435	1,915,220	1,104,779
Amortization of Intangibles (b)	39,512	40,822	40,872	44,172	44,174	44,905	45,665	121,206	134,744
(Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities (c)	(153,461)	67,647	(254,651)	(90,684)	71,056	92,548	310,129	(340,465)	473,733

Total Segments
Total Segments, Economic Net Income (Loss)	385,102	221,471	368,091	606,106	654,305	810,732	(380,183)	974,664	1,084,854
Performance Fees Adjustment (d)	(186,214)	(25,636)	(258,784)	(455,655)	(600,797)	(673,058)	457,279	(470,634)	(816,576)
Investment Income (Loss) Adjustment (e)	(156,828)	(102,907)	(142,523)	(146,291)	(126,076)	(137,569)	134,106	(402,258)	(129,539)
Investment Income (Loss) - Blackstone’s Treasury Cash Management Strategies (f)	3,665	5,062	11,226	(4,676)	1,302	4,038	(3,011)	19,953	2,329
Performance Fee Compensation and Benefits Adjustment (g)	62,341	21,987	129,285	143,349	177,068	145,808	(100,892)	213,613	221,984
Taxes Payable (h)	(9,321)	(12,062)	5,619	(20,093)	(12,622)	(12,734)	(5,290)	(15,764)	(30,646)

Net Fee Related Earnings from Operations	98,745	107,915	112,914	122,740	93,180	137,217	102,009	319,574	332,406
Realized Performance Fees (i)	46,140	23,495	41,077	122,635	81,057	32,504	(2,646)	110,712	110,915
Realized Investment Income (j)	5,307	15,721	14,276	11,611	23,499	30,732	31,647	35,304	85,878
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (k)	(1,264)	512	(4,874)	(2,156)	(1,010)	(2,343)	(309)	(5,626)	(3,662)
Other Payables Including Payable Under Tax Receivable Agreement	(232)	(68)	2,923	(15,633)	(177)	(13,578)	(10,589)	2,623	(24,344)

Distributable Earnings	$148,696	$147,575	$166,316	$239,197	$196,549	$184,532	$120,112	$462,587	$501,193

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (l)	$120,805	$132,866	$124,195	$163,600	$126,666	$170,856	$128,201	$377,866	$425,723

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and other corporate actions.

(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.

(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities and includes the amount of Management Fee Revenues associated with Consolidated CLO Entities.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments, Economic Net Income (Loss), of Total Segments, Economic Net Income (Loss) to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

(d)	This adjustment removes from ENI the total segment amount of Performance Fees.

(e)	This adjustment removes from ENI the total segment amount of Investment Income (Loss).

(f)	This adjustment represents the realized and unrealized gain (loss) on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.

(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.

(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

(i)	Represents the adjustment for realized Performance Fees net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.

(j)	Represents the adjustment for Blackstone’s Investment Income—Realized.

(k)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).

(l)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied cash taxes payable component from the Distributable Earnings reconciliation presented above, which is included in (h), and segment interest and depreciation and amortization. The cash taxes payable component of (h) was $9.3 million, $12.1 million, $(5.6) million, $20.1 million, $12.6 million, $12.7 million, and $5.3 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, respectively. The cash taxes payable component of (h) was $30.6 million and $15.8 million for the nine months ended September 30, 2011 and 2010, respectively. Interest was $6.3 million, $6.8 million, $10.3 million, $13.2 million, $12.7 million, $13.1 million, and $12.6 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, respectively. Interest was $38.4 million and $23.5 million for the nine months ended September 30, 2011 and 2010, respectively. Depreciation and amortization was $6.4 million, $6.1 million, $6.6 million, $7.6 million, $8.2 million, $7.8 million, and $8.3 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, respectively. Depreciation and amortization was $24.3 million and $19.0 million for the nine months ended September 30, 2011 and 2010, respectively.

THE BLACKSTONE GROUP L.P.

Exhibit 3. Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010
Fee Related Earnings
Revenues
Total Management and Advisory Fees (a)	$442,639	$376,249	$1,381,908	$1,156,321
Interest and Dividend Revenue (a)	10,110	10,187	28,841	25,807
Other (a)	(1,667)	4,468	1,720	574
Investment Income (Loss) - Blackstone’s Treasury Cash Management Strategies (b)	(3,011)	11,226	2,329	19,953

Total Revenues	448,071	402,130	1,414,798	1,202,655

Expenses
Compensation and Benefits - Compensation (a)	243,840	210,582	752,476	621,881
Other Operating Expenses (a)	96,932	84,253	299,270	245,436
Cash Taxes (c)	5,290	(5,619)	30,646	15,764

Total Expenses	346,062	289,216	1,082,392	883,081

Net Fee Related Earnings from Operations	102,009	112,914	332,406	319,574

Performance Fees, Net of Related Compensation
Performance Fees - Realized (a)	7,897	66,039	163,712	166,294
Compensation and Benefits - Performance Fee Compensation - Realized (a)	(10,543)	(24,962)	(52,797)	(55,582)

Total Performance Fees, Net of Related Compensation	(2,646)	41,077	110,915	110,712

Investment Income and Other
Investment Income - Realized (a)	31,647	14,276	85,878	35,304
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (d)	(309)	(4,874)	(3,662)	(5,626)
Other Payables Including Payable Under Tax Receivable Agreement	(10,589)	2,923	(24,344)	2,623

Total Investment Income and Other	20,749	12,325	57,872	32,301

Distributable Earnings	$120,112	$166,316	$501,193	$462,587

(a)	Represents the total segment amounts of the respective captions.

(b)	Represents the inclusion of Investment Income (Loss) from Blackstone’s Treasury cash management strategies.

(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted and

Reconciliation of Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted

to Weighted-Average Economic Net Income Adjusted Units with End of Period Economic Net

Income Adjusted Units Outstanding and Reconciliation of Total GAAP Common Units

Outstanding to Distributable Earnings Units Outstanding

The following table provides Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted (a)	487,189,657	370,101,582	470,551,727	352,794,385

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding—Basic and Diluted to Weighted-Average Economic Net Income Adjusted Units and presents the end of period Economic Net Income Adjusted Units Outstanding.

	Three Months Ended September 30,		As of and for the Nine Months Ended September 30,

	2011	2010	2011	2010
Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted	487,189,657	370,101,582	470,551,727	352,794,385
Adjustments:
Weighted-Average Blackstone Holdings Partnership Units	616,168,175	727,528,593	633,174,021	745,006,116
Weighted-Average Unvested Deferred Restricted Common Units	7,243,768	—	8,169,431	2,106,877

Weighted-Average Economic Net Income Adjusted Units	1,110,601,600	1,097,630,175	1,111,895,179	1,099,907,378

Economic Net Income Adjusted Units, End of Period			1,110,027,706	1,101,164,769

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding.

	September 30,
	2011	2010
Total GAAP Common Units Outstanding (b)	488,178,170	374,003,111
Adjustment:
Blackstone Holdings Partnership Units	615,164,340	723,662,686

Distributable Earnings Units Outstanding (c)	1,103,342,510	1,097,665,797

(a)	Unvested Deferred Restricted Common Units and Blackstone Holdings Partnership Units are anti-dilutive for the three and nine months periods presented due to Net Losses in each of the periods presented.

(b)	Common unit holders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under the Tax Receivable Agreement and certain other tax-related payables.

(c)	Excludes units which are not entitled to distributions.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Assets Under Management

(Dollars in Thousands)

	As of and for the Periods Ended September 30,

	2011	2010
Total Assets Under Management (End of Period)
Private Equity	$42,967,159	$29,202,952
Real Estate	40,709,500	27,129,825
Hedge Fund Solutions	40,373,092	33,166,553
Credit Businesses	33,648,697	29,615,916

	$157,698,448	$119,115,246

Fee-Earning Assets Under Management (End of Period)
Private Equity	$37,006,024	$24,311,443
Real Estate	29,981,920	24,345,161
Hedge Fund Solutions	37,231,013	31,760,599
Credit Businesses	28,715,420	23,875,979

	$132,934,377	$104,293,182

Weighted-Average Fee-Earning Assets Under Management (For the Three Months Ended)
Private Equity	$36,670,087	$24,610,920
Real Estate	28,701,420	24,016,964
Hedge Fund Solutions	37,658,240	30,554,606
Credit Businesses	28,429,249	23,540,949

	$131,458,996	$102,723,439

Weighted-Average Fee-Earning Assets Under Management (Year to Date Period Ended)
Private Equity	$35,731,733	$25,028,962
Real Estate	27,425,607	23,826,723
Hedge Fund Solutions	36,857,511	29,557,897
Credit Businesses	26,889,108	22,373,831

	$126,903,959	$100,787,413

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Periods Ended September 30,

	2011	2010
Limited Partner Capital Invested (For the Three Months Ended)
Private Equity	$1,414,734	$678,882
Real Estate (a)	1,706,157	688,951
Credit Businesses	1,314,318	692,275

	$4,435,209	$2,060,108

Limited Partner Capital Invested (Year to Date Period Ended)
Private Equity	$2,735,022	$1,536,594
Real Estate (a)	5,145,773	1,757,636
Credit Businesses	1,621,498	1,113,419

	$9,502,293	$4,407,649

Fund Level Unrealized Value (b) (End of Period)
Private Equity
Cost	$21,367,917	$20,582,631

Unrealized Value	$22,784,672	$21,924,759

Real Estate (a)
Cost	$20,431,870	$13,754,522

Unrealized Value	$25,632,721	$13,360,662

Credit Businesses
Cost	$4,453,452	$3,465,813

Unrealized Value	$4,958,853	$3,905,776

(a)	Limited Partner Capital Invested and Fund Level Unrealized Value for the Real Estate segment represents activity related to funds raised by Blackstone.

(b)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation, a benchmark of its performance and in making resource deployment and compensation decisions across its five segments. ENI represents segment net income before taxes excluding transaction-related charges. Transaction-related charges arise from Blackstone’s initial public offering (“IPO”) and other corporate actions, including acquisitions. Transaction-related charges include equity-based compensation charges, the amortization of intangible assets and contingent consideration associated with acquisitions. ENI presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using a similar methodology as applied in calculating the tax provision (benefit) for The Blackstone Group L.P. but consistent with the ENI concepts as noted above.

•

Blackstone uses Net Fee Related Earnings from Operations as a key measure to highlight earnings from operations excluding: (a) the income related to performance fees and related carry plan costs, (b) income earned from Blackstone’s investments in the Blackstone Funds, and (c) realized and unrealized gains (losses) from other investments except for such gains (losses) from Blackstone’s Treasury cash management strategies. Blackstone uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from its businesses is sufficient to adequately cover all of its operating expenses and generate profits. Net Fee Related Earnings from Operations equals contractual fee revenues, investment income from Blackstone’s Treasury cash management strategies and interest income, less (a) compensation expenses (which includes amortization of non-IPO and non-acquisition-related equity-based awards, but excludes amortization of IPO and acquisition-related equity-based awards, carried interest and incentive fee compensation), (b) other operating expenses, and (c) cash taxes due on earnings from operations as calculated using a similar methodology as applied in calculating the current tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and an indicator of its ability to cover recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization and the cash taxes included in Net Fee Related Earnings from Operations.

•

Distributable Earnings, which is derived from Blackstone’s segment reported results, is a supplemental measure to assess performance and amounts available for distributions to Blackstone unitholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds.

Distributable Earnings, which is a component of Economic Net Income, is the sum across all segments of: (a) Total Management and Advisory Fees, (b) Interest and Dividend Revenue, (c) Other Revenue, (d) Realized Performance Fees, and (e) Realized Investment Income (Loss); less (a) Compensation, (b) Realized Performance Fee Compensation, (c) Other Operating Expenses, and (d) Cash Taxes and Payables Under the Tax Receivable Agreement. Distributable Earnings is reconciled to Blackstone’s Consolidated Statement of Operations. It is Blackstone’s current intention that on an annual basis it will distribute to unitholders all of its Distributable Earnings, less realized investment gains, in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.